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                                                                     Exhibit 5.1
                               [FORM OF OPINION]


                                         November __, 2001

Ashton Technology Group, Inc.
1835 Market Street
Suite 420
Philadelphia, Pennsylvania 19103

Dear Sir or Madam:

     We have acted as special counsel to Ashton Technology Group, Inc., a Delaware corporation (the "Company"), in connection with its filing of its registration statement on Form S-2 (the "Registration Statement"), being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to an offering of an aggregate of 10,000,000 shares of common stock, par value $.001 per share (the "Common Stock"), of the Company.

     In our capacity as counsel to the Company, we have examined originals or copies, satisfactory to us, of the Company's (i) Certificate of Incorporation, as amended, (ii) By-laws, as amended, and (iii) resolutions of the Company's board of directors. We have also reviewed such other matters of law and examined and relied upon such other corporate records, agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates of officers or other representatives of the Company.

     Based upon and subject to the foregoing, we are of the opinion that the 10,000,000 shares of Common Stock issuable in accordance with the terms of the Amended and Restated Securities Purchase Agreement, dated as of July 10, 2001 between the Company and Jameson Drive LLC, when issued, will be legally issued, fully paid and non-assessable.

     We hereby consent to the use of our name under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder or Item 509 of Regulation S-K promulgated under the Act.


                                    Very truly yours,

                                    JENKENS & GILCHRIST
                                    PARKER CHAPIN LLP